EXHIBIT 99.1
         April 2, 2004

                   PLIANT CORPORATION TO HOLD CONFERENCE CALL

                      FIRST QUARTER 2004 FINANCIAL RESULTS

     SCHAUMBURG, IL - - Pliant Corporation announced today that Brian Johnson, Executive Vice President and Chief Financial Officer, will host a conference call to discuss the Company's First Quarter 2004 operating results and to answer questions about the business. The call will take place at 2:00 P.M. EASTERN STANDARD TIME on THURSDAY, MAY 6, 2004.

     Participants in the United States can access the conference call by calling 800-857-0373, using the access code PLIANT, or internationally by calling 773-756-4600 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

     Following the call's completion, the replay will be available through 5:00 p.m. Eastern Standard Time on Wednesday, May 12, 2004. Telephone numbers to access the replay are as follows: United States 888-566-0514, International 402-998-0672. No access code required for the replay.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 25 manufacturing and research and development facilities around the world, and employs approximately 3,250 people.

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   CONTACTS:

   John C. McCurdy                             Brian E. Johnson

   Director of Corporate Communications        EVP and Chief Financial Officer

   John.mccurdy@pliantcorp.com                 brian.johnson@pliantcorp.com

   Phone: 330.896.6732                         Phone: 847.969.3319

   Company Web Site: www.pliantcorp.com